Exhibit 99.3

FORM 51-102F3
MATERIAL CHANGE REPORT

Item 1:	Name and Address of Company

Zymeworks Inc. (“Zymeworks” or the “Company”) 1385 West 8th Avenue, Suite 540 Vancouver, BC, Canada V6H 3V9

Item 2:	Date of Material Change

October 23, 2018

Item 3:	News Release

A news release announcing the material change was disseminated through the facilities of Business Wire on October 23, 2018 and a copy was filed on the Company’s profile at www.sedar.com.

Item 4:	Summary of Material Change

On October 23, 2018, Zymeworks announced that it has entered into a licensing and research collaboration with LEO Pharma A/S (“Leo Pharma”) to discover and develop bispecific antibodies targeting cytokine-receptor pathways using Zymeworks’ antibody discovery capabilities and its proprietary Azymetric™ and EFECT™ platforms.

Item 5:	Full Description of Material Change

5.1 Full Description of Material Change

On October 23, 2018, Zymeworks announced that it has entered into a licensing and research collaboration with LEO Pharma, a global leader in medical dermatology, to discover and develop bispecific antibodies targeting cytokine-receptor pathways using Zymeworks’ antibody discovery capabilities and its proprietary Azymetric™ and EFECT™ platforms. The agreement is Zymeworks’ first joint antibody discovery and development collaboration. LEO Pharma will have exclusive rights to further develop and commercialize two bispecific candidates in dermatology indications, while Zymeworks retains rights to develop antibodies in all other therapeutic areas.

Under the terms of the agreement, Zymeworks will provide LEO Pharma with a worldwide, royalty-bearing license to research, develop, and commercialize two bispecific antibodies directed to LEO Pharma’s targets using Zymeworks’ Azymetric and EFECT platforms. Zymeworks will receive an upfront payment of US$5 million and research funding payments, and is eligible to receive development and commercial milestone payments of up to US$231 million for the first therapeutic candidate and up to US$244 million for the second. In addition, Zymeworks is eligible to receive tiered royalties of up to 20% in the U.S. and high single-digit royalties elsewhere on any future sales of the first therapeutic candidate, and up to low double-digit royalties globally on any future sales of the second. Zymeworks retains the rights to develop antibodies targeting cytokine-receptor pathways in any non-dermatology indications, and LEO Pharma is eligible to receive commercial milestone payments and single-digit royalties on any future sales of such antibodies.

5.2 Disclosure of Restructuring Transactions

Not applicable.

Item 6:	Reliance on subsection 7.1(2) of National Instrument 51-102

Not applicable.

Item 7:	Omitted Information

Not applicable.

Item 8:	Executive Officer

For further information, please contact Neil Klompas, Chief Financial Officer of the Company at (604) 678-1388.

Item 9:	Date of Report

October 26, 2018

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This material change report includes “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and “forward-looking information” within the meaning of Canadian securities laws, or collectively, forward-looking statements. Forward-looking statements in this material change report include, but are not limited to, statements that relate to future collaboration of Zymeworks and LEO Pharma under the licensing and research agreement, potential payments and/or royalties to Zymeworks under the agreement, the speed and successful outcome of drug development plans, Zymeworks’ ability to expand its pipeline of medicines beyond oncology, and other information that is not historical information. When used herein, words such as “will”, “may”, and similar expressions are intended to identify forward-looking statements. In addition, any statements or information that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking. All forward-looking statements are based upon Zymeworks’ current expectations and various assumptions. Zymeworks believes there is a reasonable basis for its expectations and beliefs, but they are inherently uncertain. Zymeworks may not realize its expectations, and its beliefs may not prove correct. Actual results could differ materially from those described or implied by such forward-looking statements as a result of various factors, including, without limitation, market conditions and the factors described under “Risk Factors” in Zymeworks’ Quarterly Report on Form 10-Q for the three and six months ended June 30, 2018 (a copy of which may be obtained at www.sec.gov and www.sedar.com). Consequently, forward-looking statements should be regarded solely as Zymeworks’ current plans, estimates and beliefs. Investors should not place undue reliance on forward-looking statements. Zymeworks cannot guarantee future results, events, levels of activity, performance or achievements. Zymeworks does not undertake and specifically declines any obligation to update, republish, or revise any forward-looking statements to reflect new information, future events or circumstances or to reflect the occurrences of unanticipated events, except as may be required by law.